UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware		72-0679819
(State or other jurisdiction of	001-31617	(IRS Employer
incorporation or organization)	(Commission File Number)	Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2009, the White House announced that United States President Barack Obama intends to nominate Gen. Charles Bolden, Jr., a current director of Bristow Group Inc., to serve as National Aeronautics and Space Administration (“NASA”) Administrator.  On May 27, 2009, Gen. Bolden notified Bristow that, if his nomination to serve as NASA Administrator is confirmed by the United States Senate, he would accept the position and would resign his directorship and all committee appointments with Bristow.  The schedule for the confirmation process with respect to his nomination is not yet known.  Gen. Bolden’s notice of intent to resign to accept the position of NASA Administrator did not arise from any disagreement with Bristow on any matter relating to Bristow’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2009

BRISTOW GROUP INC.
(Registrant)

By:  /s/Randal A. Stafford
    Randall A. Stafford
Vice President and General
Counsel, Corporate Secretary